                                                                    EXHIBIT 23-C

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference of our report dated November 6, 2002 (December 17, 2002 as to paragraph 2 of Note 26), appearing in the Annual Report on Form 10-K of ArvinMeritor, Inc. for the fiscal year ended September 30, 2002 in the following Registration Statements of ArvinMeritor,
Inc.:

Form              Registration No.          Purpose
----              ----------------          -------
S-3               333-58760                 Registration of debt securities

S-8               333-53396                 ArvinMeritor, Inc. Savings Plan

S-8               333-53498                 ArvinMeritor, Inc. Hourly Employees
                                            Savings Plan

S-8               333-49610                 1997 Long-Term Incentives Plan

S-8               333-42012                 Employee Stock Benefit Plan, 1988 Stock
                                            Benefit Plan and 1998 Employee Stock Benefit Plan

S-3               333-43110                 Arvin Industries, Inc. Employee Savings
                                            Plan

S-3               333-43112                 Arvin Industries, Inc. Employee Stock
                                            Benefit Plan

S-3               333-43116                 Arvin Industries, Inc. 1998 Stock Benefit
                                            Plan

S-3               333-43118                 Arvin Industries, Inc. 1988 Stock Benefit
                                            Plan

S-3               333-43146                 Arvin Industries, Inc. Savings Plan




DELOITTE & TOUCHE LLP

Detroit, Michigan
December 17, 2002